KPMG LLP

4200 Wells Fargo Center
90 South Seventh Street
Minneapolis, MN  55402

                          Independent Auditors' Consent

The Board of Directors of Allianz Life Insurance Company of North America and Contract Owners of Allianz Life Variable Account B:

We consent to the use of our report dated March 21, 2003 on the financial statements of Al1ianz Life Variable Account B and our report dated January 17, 2003 on the consolidated financial statements of Allianz Life Insurance Company of North America and subsidiaries included herein and to the reference to our Firm under the heading "EXPERTS".

Our report dated January 17, 2003 on the consolidated financial statements of Allianz Life Insurance Company of North America and subsidiaries refers to a change in the method of accounting for derivative instruments in 2001 and its method of accounting for goodwill in 2002.

                                          /s/ KPMG LLP
                                          KPMG LLP

Minneapolis, Minnesota
October 6,2003